EXHIBIT 16.1




                   Kempisty & Company
           Certified Public Accountants, P.C.
               15 Maiden Lane Suite 1003
                   New York, NY 10038


                                   October 29, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K of Skyview Development Corp. for the event that occurred on October 2, 2009, and we agree with the statements concerning our firm contained therein.


                              Very truly yours,

                             /s/  Kempisty & Company, CPA's, P.C.

                             Kempisty & Company, CPA's, P.C.